Exhibit 99.1

Ocugen Provides Business Update with Third Quarter 2026 Financial Results

Conference Call and Webcast Today at 8:30 a.m. ET

•	Received Provisional Approval and Priority Designation for OCU400 in The Bahamas
o	Executed agreement with local partner Global Alliance for Regenerative Medicine (GARM) to coordinate and manage patient care
o	Progressing site readiness in preparation to accept patients
o	Advancing toward full approval and potential patient enrollment as early as year-end

•	Executed an exclusive OCU400 license agreement for the Middle East and North Africa (MENA) with Roots Pharmaceutical

•	Initiated dosing in Phase 3 ArMaDa3 trial of OCU410 for geographic atrophy (GA)

•	Cash, cash equivalents, restricted cash, and short-term investments of $84.6 million as of September 30, 2026; with expected runway into 2028

MALVERN, Pa., November 4, 2026 -- Ocugen, Inc. (“Ocugen” or the “Company”) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today reported third quarter 2026 financial results along with a general business update.

“With three Phase 3 modifier gene therapy programs underway, Ocugen is executing against a clear strategy of advancing our pipeline and leveraging strategic partnerships to expand global reach and potentially bring our therapies to patients worldwide,” said Dr. Shankar Musunuri, Chairman, CEO and Co-Founder of Ocugen. “As we demonstrated in the third quarter, we remain focused on executing key clinical and regulatory milestones, expanding our commercial opportunities, and maintaining a disciplined approach as we advance toward the anticipated OCU400 Phase 3 topline data early next year.”

Ocugen continues to advance its three late-stage modifier gene therapy programs toward key clinical and regulatory milestones, with OCU400 expected to be the first Phase 3 study to read out in the first quarter of 2027. The Company remains focused on execution across its pivotal programs while preparing for potential regulatory submissions and broader patient access opportunities.

Clinical Program Updates

OCU400 (RP)

•	Granted Provisional Approval and Priority Designation from the Longevity and Regenerative Therapies (LARTA) Board of The Bahamas; agreement with local partner, GARM, to manage process; site readiness progressing; LARTA final approval and potential patient enrollment as early as year-end

•	Completed an exclusive OCU400 license for MENA with Roots Pharmaceutical. Ocugen is eligible for up to $4 million in combined upfront license fee and potential initial development milestone payments, up to $255 million of potential sales milestones, and a 22% royalty on net sales, and will manufacture commercial supply. It is Ocugen’s second regional OCU400 license agreement, following Kwangdong Pharmaceutical in South Korea

•	Top-line data from the 140-patient Phase 3 liMeliGhT trial are expected in the first quarter of 2027, followed by a planned Biologics License Application (BLA) submission; completed Process Performance Qualification (PPQ) batches to support the BLA and commercial launch supply

OCU410ST (Stargardt disease)

•	Topline data from the Phase 2/3 pivotal confirmatory trial (N=63 subjects) are anticipated in the second quarter of 2027, with a planned BLA submission to follow

OCU410 (GA)

•	Announced the first patient dosed in ArMaDa3, a 240-subject global Phase 3 trial randomizing patients 2:1 to a single subretinal injection of OCU410 or untreated control across the U.S., Canada, and Europe; the primary endpoint is GA lesion growth over 12 months

•	Presented 12-month Phase 2 ArMaDa2 results at three scientific conferences, including two podium presentations at AAO 2026

Corporate Updates

•	Named Jolanda Crombach General Manager of its newly established European affiliate in Amsterdam to support the OCU410 Phase 3 development program, upcoming marketing authorization submissions, and potential commercialization in Europe. Ms. Crombach most recently served as Managing Director and Board Member of Moderna Netherlands and previously held leadership roles at MSD (Merck) and Pfizer

Third Quarter 2026 Financial Results

•	The Company’s cash, cash equivalents, restricted cash, and short-term investments totaled $84.6 million as of September 30, 2026, which is expected to extend the runway into 2028

•	The Company had 339.3 million shares of common stock outstanding as of September 30, 2026

•	Total operating expenses for the three months ended September 30, 2026, were $19.7 million and included research and development expenses of $12.5 million and general and administrative expenses of $7.2 million, compared to total operating expenses for the three months ended September 30, 2025, of $19.4 million that included research and development expenses of $11.1 million and general and administrative expenses of $8.2 million

•	Ocugen reported a $(0.01) net loss per common share for the three months ended September 30, 2026, compared to a $(0.07) net loss per common share for the three months ended September 30, 2025

Conference Call and Webcast Details

Ocugen has scheduled a conference call and webcast for 8:30 a.m. ET today to discuss the financial results and recent business highlights. Ocugen’s senior management team will host the call, which will be open to all listeners. There will also be a question-and-answer session following the prepared remarks.

Attendees are invited to participate on the call using the following details:

Dial-in Numbers: (800) 715-9871 for U.S. callers and (646) 307-1963 for international callers

Conference ID: 6835403

Webcast: https://edge.media-server.com/mmc/p/w8rytgud (also available on the investor section of the Ocugen website)

A replay of the call and archived webcast will be available on the Ocugen investor site.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology company developing gene therapies for blindness diseases. The Company’s breakthrough modifier gene therapy platform has the potential to address significant unmet medical needs across large patient populations through a gene-agnostic approach. Unlike traditional gene therapies and gene-editing technologies that target a single gene mutation, Ocugen’s modifier gene therapies are designed to address the underlying disease biology by restoring balance across multiple gene networks. The Company is currently advancing programs for inherited retinal diseases and other causes of blindness that affect millions worldwide, including retinitis pigmentosa, Stargardt disease, and geographic atrophy, an advanced form of dry age-related macular degeneration. Discover more at www.ocugen.com and follow the Company on LinkedIn and X.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, strategy, business plans and objectives for Ocugen’s clinical programs, plans and timelines for the preclinical and clinical development of Ocugen’s product candidates, including the therapeutic potential, clinical benefits and safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, including the timing of enrollment and data readouts, the ability to initiate new clinical programs, Ocugen’s financial condition and expected cash runway into 2028, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, statements regarding potential market size and commercial possibilities of Ocugen’s product candidates, statements regarding the ability to obtain the full LARTA approval in The Bahamas, and statements regarding the anticipated benefits to Ocugen of the definitive license agreement and supply agreement with Roots Pharmaceutical, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations, including, but not limited to, the risks that receipt of Provisional LARTA Approval and Priority Designation may not lead to faster regulatory review and full approval, that the license agreement and supply agreement with Roots Pharmaceutical Company will not lead to the current anticipated benefits to Ocugen, that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing may not be predictive of the results or success of later clinical trials; and that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contacts
Investors:
Candice Masse, astr partners
candice.masse@astrpartners.com

Media:

Chris Clark. Ocugen

chris.clark@ocugen.com

(Tables to follow)

OCUGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	Sep 30, 2026	Dec 31, 2025
Assets
Current assets
Cash and cash equivalents	$24,632	$18,571
Short-term investments	59,625	-
Prepaid expenses and other current assets	7,170	5,769
Total current assets	91,427	24,340
Property and equipment, net	12,711	14,392
Restricted cash	321	316
Other assets	3,602	4,468
Total assets	$108,061	$43,516
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,074	$6,202
Accrued expenses and other current liabilities	12,683	14,733
Operating lease obligations	846	858
Convertible notes	83,117	-
Derivative liability	17,146	-
Current portion of long-term debt	35	1,250
Total current liabilities	118,901	23,043
Non-current liabilities
Operating lease obligations, less current portion	2,821	3,494
Long term debt, net	1,743	27,542
Other non-current liabilities	2,277	1,603
Total non-current liabilities	6,841	32,639
Total liabilities	$125,742	$55,682

Stockholders' equity (deficit)
Common stock	3,392	3,125
Treasury stock	(48)	(48)
Additional paid-in capital	434,548	392,763
Accumulated other comprehensive income	146	61
Accumulated deficit	(455,719)	(408,067)
Total stockholders' equity (deficit)	(17,681)	(12,166)
Total liabilities and stockholders' equity	$108,061	$43,516

OCUGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended Sep 30,		Nine months ended Sep 30,
	2026	2025	2026	2025
Collaborative arrangement revenue	$1,951	$1,752	$4,973	$4,606
Total revenue	1,951	1,752	4,973	4,606
Operating expenses
Research and development	12,500	11,149	34,445	29,081
General and administrative	7,204	8,228	22,563	21,446
Total operating expenses	$19,704	$19,377	$57,008	$50,527
Loss from operations	(17,753)	(17,625)	(52,035)	(45,921)
Interest income	649	207	1,174	778
Interest expense	(3,090)	(1,314)	(8,886)	(3,856)
Loss on extinguishment of debt	-	-	(2,383)	-
Change in fair value of derivative liability	16,562	-	14,671	-
Other (expense) income, net	34	(1,319)	(194)	(1,141)
Total other (expense) income	$14,155	$(2,426)	$4,382	$(4,219)
Net loss	$(3,598)	$(20,051)	$(47,653)	$(50,140)
Other comprehensive income (loss)
Foreign currency translation adjustment	26	46	179	10
Unrealized loss on short-term investments	(93)	-	(93)	-
Comprehensive loss	$(3,665)	$(20,005)	$(47,567)	$(50,130)

Net loss attributable to common shareholders — basic and diluted	(3,598)	(20,051)	(47,653)	(50,140)
Weighted shares used in calculating net loss per common share — basic and diluted	339,214,302	304,003,247	335,188,753	296,066,314
Net loss per share attributable to common shareholders — basic and diluted	$(0.01)	$(0.07)	$(0.14)	$(0.17)